Exhibit 4.2
                                                                     -----------


                                 EXECUTION COPY


                     AMENDMENT TO THE AMENDED AND RESTATED
                    STOCKHOLDER PROTECTION RIGHTS AGREEMENT


     This Amendment to the Amended and Restated Stockholder Protection Rights Agreement (this "Amendment"), dated as of May 4, 2004, by and between Charter One Financial, Inc., a Delaware corporation (the "Company"), and EquiServe Trust Company, N.A. (formerly BankBoston, N.A.) ("Rights Agent"), amends that certain Amended and Restated Stockholder Protection Rights Agreement (the "Rights Agreement"), dated as of October 20, 1999, by and between the Company and Rights Agent. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in the Rights Agreement.

     WHEREAS, the Company's Board of Directors has approved, and the Company intends to execute, an Agreement and Plan of Merger (as amended, supplemented, modified or replaced from time to time, the "Merger Agreement"), dated as of May 4, 2004, by and among the Company, Citizens Financial Group, Inc., a Delaware corporation ("Buyer"), and Cardinal Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Buyer ("Merger Subsidiary"), pursuant to which Merger Subsidiary will be merged with and into the Company (the "Merger"), with the Company becoming a wholly owned subsidiary of Buyer;

     WHEREAS, the Board of Directors of the Company has determined that the Merger Agreement and the terms and conditions set forth therein and the transactions contemplated thereby, including, without limitation, the Merger, are in the best interests of the Company and its shareholders;

     WHEREAS, the Board of Directors of the Company has determined, in connection with its contemplation of the Merger Agreement, that an amendment to the Rights Agreement as set forth herein is necessary and desirable to exempt the Merger Agreement and the transactions contemplated thereby, including, without limitation, the Merger, from the application of the Rights Agreement as set forth in this Amendment;

     WHEREAS, pursuant to Section 5.4 of the Rights Agreement, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provisions of the Rights Agreement, subject to the limitations set forth in such
Section 5.4; and

     WHEREAS, pursuant to Section 5.4 of the Rights Agreement, the Company hereby directs that the Rights Agreement should be amended as set forth herein;

     NOW, THEREFORE, in consideration of the promises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Company and the Rights Agent hereby agree as follows:



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     A. AMENDMENT OF CERTAIN DEFINITIONS.

     Section 1.1 of the Rights Agreement is supplemented to add the following definitions in the appropriate alphabetical locations:

     "Buyer" shall mean Citizens Financial Group, Inc., a Delaware corporation.

     "Merger" shall mean the "Merger" as such term is defined in the Merger Agreement.

     "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of May 4, 2004, by and among the Company, Buyer and Merger Subsidiary, as it may be amended, supplemented, modified or restated from time to time.

     "Merger Subsidiary" shall mean a wholly owned subsidiary of Buyer organized under Delaware law, which will merge with and into the Company in the Merger.

     The definition of "Acquiring Person" in Section 1.1 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

     "Notwithstanding anything in this Agreement to the contrary, neither Buyer, Merger Subsidiary nor any of their Affiliates or Associates shall be deemed to be an Acquiring Person (or an Affiliate or Associate of an Acquiring Person or a direct or indirect transferee of any thereof) solely as a result of any or all of the following: (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger, (iii) the consummation of any other transaction contemplated by the Merger Agreement or (iv) any filing made with the Securities and Exchange Commission by any party to the Merger Agreement (or any Affiliate or Associate thereof) in connection with the transactions contemplated by the Merger Agreement."

     The definition of "Expiration Time" in Section 1.1 of the Rights Agreement is hereby amended by replacing the word "and" at the end of clause (iii) with ",", insert prior to the period the word "or" at the end of clause (iv) and add the following new clause at the end of such definition:

     "(v) the time that is immediately prior to consummation of the Merger."

     The definition of "Flip-in Date" in Section 1.1 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:



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     "Notwithstanding anything in this Agreement to the contrary, a Flip-in Date shall not be deemed to have occurred solely as the result of any or all of the following: (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger, (iii) the consummation of any other transaction contemplated by the Merger Agreement or (iv) any filing made with the Securities and Exchange Commission by any party to the Merger Agreement (or any Affiliate or Associate thereof) in connection with the transactions contemplated by the Merger Agreement."

     The definition of "Flip-over Transaction or Event" in Section 1.1 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

     "Notwithstanding anything in this Agreement to the contrary, a Flip-over Transaction or Event shall not be deemed to have occurred solely as the result of any or all of the following: (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger, (iii) the consummation of any other transaction contemplated by the Merger Agreement or (iv) any filing made with the Securities and Exchange Commission by any party to the Merger Agreement (or any Affiliate or Associate thereof) in connection with the transactions contemplated by the Merger Agreement."

     The definition of "Separation Time" in Section 1.1 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

     "Notwithstanding anything in this Agreement to the contrary, a Separation Time shall not be deemed to have occurred solely as the result of any or all of the following: (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger, (iii) the consummation of any other transaction contemplated by the Merger Agreement or (iv) any filing made with the Securities and Exchange Commission by any party to the Merger Agreement (or any Affiliate or Associate thereof) in connection with the transactions contemplated by the Merger Agreement."

     The definition of "Stock Acquisition Date" in Section 1.1 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

     "Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred solely as the result of any or all of the following: (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the consummation of the Merger,
     (iii) the consummation of any



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     other transaction contemplated by the Merger Agreement or (iv) any filing made with the Securities and Exchange Commission by any party to the Merger Agreement (or any Affiliate or Associate thereof) in connection with the transactions contemplated by the Merger Agreement."

     B. AMENDMENT TO SECTION 2.3. Section 2.3 of the Rights Agreement is amended to add the following sentence at the end thereof as a new Section 2.3(h):

     " (h) Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedies or claims under this Agreement by virtue of any or all of the following: (i) the approval, execution, delivery or performance of the Merger Agreement,
     (ii) the consummation of the Merger, (iii) the consummation of any other transaction contemplated by the Merger Agreement or (iv) any filing made with the Securities and Exchange Commission by any party to the Merger Agreement (or any Affiliate or Associate thereof) in connection with the transactions contemplated by the Merger Agreement."

     C. EFFECTIVE DATE OF AMENDMENT. This Amendment shall be deemed effective as of the date first written above, as if executed on such date.

     D. EFFECT OF AMENDMENT. Except as expressly set forth herein, the Rights Agreement shall not by implication or otherwise be supplemented or amended by virtue of this Amendment, but shall remain in full force and effect, as amended hereby. This Amendment shall be construed in accordance with and as a part of the Rights Agreement, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Rights Agreement and each other instrument or agreement referred to therein, except as herein amended, are hereby ratified and confirmed.

     E. WAIVER OF NOTICE. The Rights Agent and the Company hereby waive any notice requirement with respect to each other under the Rights Agreement, if any, pertaining to the matters covered by this Amendment.

     F. SEVERABILITY. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     G. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflict of laws of such state.



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     H. COUNTERPARTS. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     I. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Amendment.











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           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.


                                   CHARTER ONE FINANCIAL, INC.

                                      By: /s/ Robert J. Vana
                                          --------------------------
                                          Name:   Robert J. Vana
                                          Title:  Senior Vice President,
                                                  Chief Corporate Counsel and
                                                  Corporate Secretary



                                   EQUISERVE TRUST COMPANY, N.A.

                                      By: /s/ Dennis V. Moccia
                                          --------------------------
                                          Name:   Dennis V. Moccia
                                          Title:  Managing Director


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